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                                                                      EXHIBIT 21
                                                                     Page 1 of 1

                              THOMAS GROUP, INC.
                         SUBSIDIARIES OF THE COMPANY


                                                              JURISDICTION OF
              SUBSIDIARY                                       INCORPORATION
- ----------------------------------------          -----------------------------------------

          Thomas Group GmbH                                       Germany
   Thomas Group (Switzerland) GmbH                              Switzerland
   Thomas Group of Louisiana, Inc.                                Delaware
     Thomas Group Asia Pte. Ltd.                                 Singapore
        Thomas Group of Sweden                                     Sweden
        Thomas Group Hong Kong                                    Hong Kong
